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                      PAUL, HASTINGS, JANOFSKY & WALKER LLP

                                  June 20, 1997



Lexington Corporate Properties, Inc.
355 Lexington Avenue
New York, New York  10017

              Re: Validity of Securities to Be Issued Registered under Registration Statement on Form S-3
                      File No. 333-3688

Ladies and Gentlemen:

                      We refer to the registration statement on Form S-3
(File No. 333-3688) (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") by Lexington Corporate Properties, Inc. (the "Company"), and the Prospectus Supplement, dated June 17, 1997 (as filed with the Commission pursuant to Rule 424(b)(2) on June 18, 1997), relating to the public offering by the Company, of 2,800,000 shares (the "Shares") of the Company's common stock, par value $0.0001 (the "Common Stock"), and up to 420,000 shares of Common Stock (the "Over-allotment Shares") to be purchased by Bear, Stearns & Co. Inc., McDonald & Company Securities, Inc. and UBS Securities LLC, as representatives of certain underwriters (the "Underwriters") pursuant to an agreement (the Purchase Agreement") among the Company, certain of the Company's affiliates and the Representatives in the form filed as an exhibit to the Company's current report on Form 8-K (the "Form 8-K") filed with the Commission on June 21, 1997 and the Pricing Agreement (the "Pricing Agreement") related thereto.

                    In connection therewith, we have examined copies or originals of:

                    (i) the Second Amended and Restated Articles of Incorporation of the Company and the Amended Bylaws of the Company;

                   (ii) the Registration Statement and all exhibits thereto, the Prospectus Supplement dated June 17, 1997 constituting a part thereof, the Purchase Agreement and the Pricing Agreement; and


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Lexington Corporate Properties, Inc.
June 20, 1997
Page 2

                  (iii) such other documents as we have deemed material to the opinion set forth below.

                  In addition, we have also examined and relied upon representations, statements or certificates of public officials and officers and representatives of the Company. On the basis of the foregoing we are of the opinion that the Shares and the Over-allotment Shares proposed to be sold by the Company pursuant to the Purchase Agreement and the Pricing Agreement will, when sold in accordance with the terms and conditions of the Purchase Agreement and the Pricing Agreement, be validly issued, fully paid and non-assessable.

                  We hereby consent to the use of this opinion as an exhibit to the Form 8-K and the reference to our firm under the heading "Legal Matters" in the Prospectus Supplement that forms a part of the Registration Statement. In giving this consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                  Seth M. Zachary, a director of the Company, is a member of our firm and the beneficial owner of 5,211 shares of common stock and options to purchase an additional 12,500 shares of common stock.

                                Very truly yours,


                    /s/ PAUL, HASTINGS, JANOFSKY & WALKER LLP